Exhibit 24



                             POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-3 for the registration of up to 482,575 shares of Common Stock, par value $1.00 per share of Ashland Inc. with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints PAUL W. CHELLGREN, THOMAS L. FEAZELL and DAVID L. HAUSRATH, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  January 28, 1998



/s/ Paul W. Chellgren                            /s/ James B. Farley
---------------------------------               ------------------------------
Paul W. Chellgren, Chairman of the Board        James B. Farley, Director
and Chief Executive Officer



/s/ J. Marvin Quin
---------------------------------               ------------------------------
J. Marvin Quin, Senior Vice President           Ralph E. Gomory, Director
and Chief Financial Officer



/s/ Kenneth L. Aulen                             /s/ Mannie L. Jackson
---------------------------------               ------------------------------
Kenneth L. Aulen, Administrative                Mannie L. Jackson, Director
Vice President, Controller and
Principal Accounting Officer


/s/ Jack S. Blanton                             /s/ Patrick F. Noonan
---------------------------------               ------------------------------
Jack S. Blanton, Director                       Patrick F. Noonan, Director



                                                /s/ Jane C. Pfeiffer
---------------------------------               ------------------------------
Thomas E. Bolger, Director                      Jane C. Pfeiffer, Director



/s/ Samuel C. Butler                            /s/ Michael D. Rose
---------------------------------               ------------------------------
Samuel C. Butler, Director                      Michael D. Rose, Director



/s/ Frank C. Carlucci                           /s/ William L. Rouse, Jr.
---------------------------------               ------------------------------
Frank C. Carlucci, Director                     William L. Rouse, Jr., Director



                                                /s/ Robert B. Stobaugh
---------------------------------               ------------------------------
                                                Robert B. Stobaugh, Director

                              CERTIFICATION

The undersigned certifies that he is an Assistant Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached are true and correct copies of excerpts from the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened, and held on January 28, 1998, at which a quorum was present and acting throughout.

IN WITNESS WHEREOF, I have signed and sealed this Certification this 13th day of March, 1998.


                                              /s/ T. Cody Wales
                                             -------------------------------
                                              T. Cody Wales
                                              Assistant Secretary

                               EXCERPT FROM
                       MINUTES OF DIRECTORS' MEETING
                               ASHLAND INC.
                             January 28, 1998

                            ACQUISITION OF EGL-1

         RESOLVED, that the acquisition by the Corporation, through its division known as The Valvoline Company ("Valvoline"), of all of the outstanding shares of common stock of EGL-1, Inc. ("EGL-1"), for the consideration set forth herein (the "Purchase") is hereby in all respects authorized, ratified and approved;

         FURTHER RESOLVED, that the total consideration to be paid by the Corporation for the Purchase (the "Purchase Price") shall not exceed $27,000,000 and shall be paid in cash, Common Stock of the Corporation ("Common Stock"), or a combination of cash and Common Stock;

         FURTHER RESOLVED, that the number of shares of Common Stock to be issued shall be determined by dividing the Purchase Price by the lesser of the closing price of the Common Stock as reported on the composite tape of the New York Stock Exchange for (1) the business day immediately preceding the closing of the EGL-1 transaction; or
         (2) the average of the twenty (20) business days immediately preceding such closing;

         FURTHER RESOLVED, that this Board of Directors hereby deems that the value of the shares of EGL-1 being acquired is at least equivalent to the Purchase Price;

         FURTHER RESOLVED, that the Chairman of the Board, the Executive Vice President, or any Senior or Administrative Vice President of the Corporation, or the President or any Vice President of Valvoline (the "Authorized Officers") be, and each of them hereby is, authorized to negotiate and enter into a definitive agreement to consummate the purchase (the "Agreement"), and to take any and all actions and execute and deliver any and all documents, certificates, instruments or agreements related to the foregoing which any of them deem necessary or appropriate, and that any and all actions and execution of any and all documents, certificates, instruments or agreements related to the foregoing occurring heretofore including, without limitation, execution of an Agreement of Merger and Plan of Reorganization, is or are hereby in all respects authorized, ratified and approved;

         FURTHER RESOLVED, that any of the Authorized Officers, the Secretary or any Assistant Secretary of the Corporation be, and each of them hereby is, authorized, acting singly, to execute and file with the Securities and Exchange Commission: (1) a Registration Statement on Form S-3 or any other appropriate form with respect to the Common Stock to be issued pursuant to the foregoing resolutions; (2) an application to register the Common Stock under the Securities Exchange Act of 1934, as amended; and
         (3) such further amendments thereto as are necessary or desirable;

         FURTHER RESOLVED, that for the purpose of any original issue of the aggregate number of shares of Common Stock authorized by the preceding resolution, any transfer agent for Common Stock be, and hereby is, authorized to countersign as Transfer Agent, when presented to it duly executed by or on behalf of the Corporation, certificates for shares of the Common Stock, and to cause such certificates to be registered by any Registrar for Common Stock and when so countersigned and registered, to deliver such certificates to or upon the written order of the Authorized Officers; and further, that said Registrar be, and hereby is, authorized and directed to register certificates for the aggregate number of shares of Common Stock authorized by the preceding resolutions when presented to it, duly executed on behalf of the
         Corporation and countersigned by said Transfer Agent, and thereupon to deliver such certificates, when so registered, to or upon the order of said Transfer Agent and further, that the authority of said Transfer Agent and Registrar, respectively, be, and it hereby is, extended to apply to the transfer and registration from time to time of said shares of Common Stock after the original issue thereof;

         FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to cause the Corporation to make application to the New York Stock Exchange and the Chicago Stock Exchange for the listing on such Exchanges, upon official notice of issuance of the Common Stock to be issued pursuant to the foregoing resolutions; and that the aforesaid Authorized Officers of the Corporation be, and each of them hereby is, authorized in connection with such listing applications to execute in the name or on behalf of the Corporation and under its corporate seal or otherwise, and to file or deliver all such applications, statements,  certificates,  agreements,  and other documents as in their judgment shall be necessary, proper or advisable to accomplish such listings;

         FURTHER RESOLVED, that in connection with the transaction contemplated under the Agreement, there may be credited to the Corporation's capital account the sum of $1.00 for each share of the Common Stock issued by the Corporation in the transaction and the transaction shall otherwise be handled on the books of the Corporation in accordance with the laws of the Commonwealth of Kentucky and generally accepted accounting principles;

         FURTHER RESOLVED, that the Authorized Officers and counsel for the Corporation and Valvoline be, and they hereby are, authorized to take all such further action and to execute all such further instruments and documents, in the name and on behalf of the Corporation and Valvoline, and under their corporate seals or otherwise, and to pay all such expenses as in their judgment shall be necessary, proper or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions and each of them.

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